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                                                                    Exhibit 10.7

                            REVENUE SHARING AGREEMENT

THIS AGREEMENT (the "Agreement") is made the 29th day of September, 1998 (the "Effective Date").

BETWEEN:

(1) BLOCKBUSTER INC. whose principal place of business is at 1201 Elm Street, Dallas, Texas 75270 (hereinafter referred to as "Blockbuster," which shall be deemed to include its assigns once assigned); and

(2) *

WHEREAS:

(A) Blockbuster and certain of its Affiliates (the terms initially capitalized in this Agreement and not otherwise defined herein shall have the respective meanings set forth in Paragraph 1 of this Agreement), own, operate and franchise retail stores which, among other things, rent, sell and market pre-recorded videocassette tapes to the general public; and

(B) * and certain of its Affiliates acquire, produce, lease, market and sell motion pictures on pre-recorded videocassette tapes; and

(C) Blockbuster is willing to lease from * on a per Participating Store basis a specified number of Copies of each Rental Picture released during the Term as set forth herein; and

(D) * is willing to lease to Blockbuster on a per Participating Store basis a specified number of Copies of each Rental Picture released during the Term as set forth herein; and

(E) Blockbuster is willing to report electronically on an ongoing basis during the Revenue Sharing Period information as to the rental of Copies per Rental Picture as set forth in Exhibit C, attached hereto and made a part hereof.

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*     Pages where confidential treatment has been requested are stamped
      "Confidential material omitted and separately filed with the Commission under an application for confidential treatment", and the confidential section has been marked with a star (*).
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NOW THEREFORE, based on the above premises and in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS:

      a. "Affiliate" shall mean an entity in which either party has a controlling interest or any entity that has a direct or indirect parent in common.

      b. *

      c. *

      d. "Blockbuster Headquarters" shall mean the corporate office of Blockbuster located at 1201 Elm Street, Dallas, Texas 75270.

      e. "Copy(ies)" shall mean VHS videocassettes of the Rental Pictures leased by Blockbuster from * under this Agreement. Other formats, including laserdisc and DVD are not included under this Agreement.

      f. "Defective Copies" shall mean those Copies that are mechanically defective, mispackaged or contain extraneous material upon delivery to Blockbuster.

      g. "Distribution Center" shall mean Blockbuster's distribution center that is currently in McKinney, Texas. Blockbuster may add two (2) additional delivery points at its option.

      h. "Franchise Stores" shall mean Blockbuster franchise stores operated under the Blockbuster trademarks and designated by Blockbuster from time to time as ordering Copies through Blockbuster, subject to Paragraph 4.c. hereof.

      i. *

      j. "Home Video Distribution" or "Home Video Distribution Rights" shall mean the right to manufacture, record, sell and/or otherwise distribute a motion picture on videocassette.

      k. "Month" or "Monthly" shall mean Blockbuster's accounting cycles that is based upon a four week, four week, five week rotation as set forth in Exhibit B, attached hereto and made a part hereof.

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      l. "Participating Store" shall mean (i) any Video Store in the United
States, which at any time during the Term of this Agreement, is wholly owned and/or operated by Blockbuster and/or its Affiliates under the Blockbuster trademarks; and (ii) Franchise Stores subject to Paragraph 4.c. hereof.

      m. *

      n. "Rental Picture" shall mean each and every feature motion picture for which * owns or controls Home Video Distribution Rights in the Territory, provided such picture: (1) (A) is offered in Copy form to the rental trade by * at a wholesale "rental price" (as opposed to a "sell-through-price") of no less than Thirty-five Dollars (US$35.00) per unit whether purchased as a single unit or in multiple unit quantities; (B) if rated by the MPAA, is not rated NC-17 or more restrictive; and (C) upon initial release in Copy form, is intended by * to be rented rather than sold to consumers, and (2) is either (A) a picture previously released theatrically in the Territory; or (B) if not previously released theatrically, is either a Movie of the Week ("MOW") or Direct to Video ("DTV"), is at least seventy (70) minutes in length, and is not a sports event, documentary or concert film, stage play (i.e., film of an on-stage performance), theatrical re-release, or library film.

      o. *

      p. "Revenue Sharing Period" shall mean the period commencing upon the first rental of the applicable Rental Picture Copy and running for the twenty-six (26) weeks after the Video Street Date of such Rental Picture.

      q. "Rental Transaction" shall mean that period of time that a title is rented to a customer, including any extended viewing period, as defined by Blockbuster's then current practices across all videocassettes available for rental from all videocassette suppliers.

      r. "Video Store" shall mean a retail outlet which has at least one thousand five hundred (1,500) square feet that is primarily engaged in the rental of videocassettes to the public for home viewing entertainment purposes.

      s. "Video Street Date" shall mean, with respect to any Rental Picture, the first date on which, in the Territory such Rental Picture is authorized by * for Home Video Distribution.

2. AGREEMENT TERM:

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      The term of this Agreement shall be for * (the "Term"), commencing as of the Effective Date, but * may terminate this Agreement as of December 22, 1999 by giving Blockbuster ninety (90) days prior written notice. However, any Copies in Blockbuster's possession at the time of termination shall continue to be leased under the terms of this Agreement until such Copies are returned to * or sold by Blockbuster.

3. TERRITORY:

      The territory for the purposes of this Agreement with respect to each Rental Picture shall be the United States, its territories and possessions, if and to the extent * owns or controls such rights to territories and possessions of the United States (the "Territory").

4. BLOCKBUSTER COMMITMENTS:

      Beginning as of the date of this Agreement, Blockbuster agrees as follows:

            a. Ordering Requirements: Blockbuster shall timely submit orders of Copies of Rental Pictures in compliance with this Agreement. Blockbuster may purchase or otherwise obtain VHS videocassettes of Rental Pictures from sources other than * (the "Excess Copies"). All such Excess Copies, regardless of how obtained, shall be deemed to be "Copies" and reported and * share of Rental Revenue and PVT Share paid as if such VHS videocassettes were obtained under this Agreement unless * has materially breached its obligations under Paragraph 5.c. hereof. In such event, Blockbuster shall not be obligated under the Agreement for any such Excess Copies.

            b. Lease: The following terms shall apply to Rental Pictures:

                  (1) *

                  (2) *

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                  (3) *

                        a. *

                        b. *

                  (4) *. If Blockbuster fails to provide * with all information required by Exhibit C when due, then Blockbuster shall provide a good faith estimate of all such information so that * can generate appropriate invoices. Following delivery of all information required by Exhibit C to * shall reconcile the information estimated by Blockbuster with the actual information, * shall promptly issue appropriate invoices and/or credits to Blockbuster. Nothing herein shall serve to limit * remedies regarding Blockbuster's failure to provide * with all information required by Exhibit C when due.

            c. Participating Franchisees: Blockbuster may distribute Copies of the Rental Pictures received under this Agreement to its Franchise Stores that have elected to participate for at least the lesser of six (6) months or the remaining Term of this Agreement, provided however, that Franchise Stores who elect to participate may not start and stop more than one time each. Subject to the requirements of this Paragraph 4.c., terms for implementation of this Agreement at the franchise level and franchise payments thereunder will be controlled and administered by Blockbuster. For purposes of this Agreement and to the extent a Franchise Store elects to participate hereunder, such Franchise Store shall be considered a Participating Store. Blockbuster agrees that Franchise Stores shall be obligated to Blockbuster to perform to terms that will provide *

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      with all of the benefits of this Agreement, including, without limitation, with respect to *'s audit rights under Paragraph 6 hereof.

            d. *

            e. Packing and Shipping: Promptly upon receipt of any Copies at the Distribution Center and prior to any shipment to another location or rental or sale thereof, Blockbuster shall barcode each Copy. Thereafter, Blockbuster shall make all Copies (including Replenishment Copies) ready for consumer rental and shall ship such Copies (except for Replenishment Copies) to all Participating Stores for rental to members of the public beginning no sooner and no later than the Video Street Date. Promptly upon receipt of any Copies at a Participating Store and prior to any rental or sale thereof, each Participating Store shall enter all applicable barcodes and related information in such Participating Store's POS system. Blockbuster shall comply with all generally applicable Video Street Date policies of *, shall not copy any Copies or related marketing materials nor rent any Copies to any customer it has knowledge intends to copy such Copies. Blockbuster shall not cause or permit Copies to be sold, leased or otherwise transferred to or by distributors, sub-distributors or Video Stores other than Participating Stores, except as permitted in Paragraph 4.c. and 4.d. hereof. Blockbuster shall maintain and/or store all Copies only at the Participating Store to which they were originally delivered, except as follows: (i) during rentals to the public or following PVT sales as permitted under Paragraph 4.c. and 4.d. hereof; (ii) during viewing by employees of Blockbuster, provided such viewing is accounted for on a dated employee checkout log or in accordance with Blockbuster's ordinary checkout procedure for employees; or (iii) following shipment from one Participating Store to another, provided that each such shipment and the location of all Copies shipped is reported to * at all times during the applicable Revenue Sharing Period pursuant to Exhibit C. Except as required by Paragraph 4.d. hereof, Copies shall not be shipped from a Participating Store to the Distribution Center at any time during the Revenue Sharing Period, unless such Copies are Defective Copies. Blockbuster shall be responsible for all physical distribution of Copies following delivery by * to the Distribution Center, including shipment, return and replacement of Defective Copies and non-defective Copies to and from each Participating Store.

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            f. Rental and Sale of Copies: (i) Blockbuster shall consult with *
      with respect to all of Blockbuster's plans for marketing, advertising and promotion of each Rental Picture Title, if any, including, without limitation, all expenditures to be reimbursed by * pursuant to this Agreement; (ii) Blockbuster shall display Revenue Share Copies of each Rental Picture in the "new release" or equivalent section of each Participating Store for at least the period commencing upon the applicable Video Street Date and ending fourteen (14) weeks thereafter; and (iii) prior to December 22, 1999, Blockbuster shall spend at least One Million Dollars (US$1,000,000) of its own marketing funds (subject to proof of performance and not using any Marketing Support Funds, Promotional and Operational Credits or other amounts deducted from amounts due to * hereunder) on advertisements relating to Rental Pictures to be selected by mutual agreement.

            g. Title to Copies: As between * and Blockbuster, title in and to the Copies and risk of loss shall remain in * until the earlier of the end of the Revenue Sharing Period or until sell-off by Blockbuster in accordance with the above subparagraph 4.d.

            h. Missing Copies: For any Copy that is lost, stolen or destroyed subsequent to delivery to Blockbuster, Blockbuster agrees to pay to * of such Copy's then applicable suggested retail price ("SRP") (the "Replacement Value") less the Upfront Fee and revenue share amounts already paid to *. Blockbuster shall determine whether a Copy is lost, stolen or destroyed; however, no Copy shall be unaccounted for longer than forty-five (45) days. The Replacement Value shall be due and payable within ten (10) days of the loss, theft or destruction of a Copy. Copies discovered missing in the ordinary course of business are to be recorded and paid for when discovered as if they had been sold off pursuant to Paragraph 4.d. of this Agreement. Blockbuster shall notify * of any theft or loss of any Copy that occurs outside of the ordinary course of business at the time Blockbuster discovers the same.

            i. Returns/Exchanges: Blockbuster shall destroy any Defective Copies. In lieu of any obligation to return or account to * for Defective Copies, Blockbuster shall have the right to deduct an allowance for Defective Copies in the amount of * of each order, which deduction shall be reflected in the invoice issued by * that corresponds to such order. There shall be no other charge to * for Defective Copies.

            j. Reporting: Blockbuster shall comply with the reporting requirements set forth in Exhibit C. Notwithstanding the foregoing, * shall have the right to modify its reporting requirements from time to time provided it notifies Blockbuster at least ninety

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      (90) days in advance of any proposed modification, and provided further, that Blockbuster is able to comply with each such proposed modifications, without business disruption or material expense, following good faith efforts to do so. Blockbuster shall only be obligated to report to * until the earlier of such time Copies of a Rental Picture are sold pursuant to Paragraph 4.d. or the end of the Revenue Sharing Period.

5. * COMMITMENTS:

            a. Grant: * grants Blockbuster the right to distribute the Copies of the Rental Pictures to Participating Stores for the transfer of possession on a temporary or permanent basis to members of the general public for home viewing purposes.

            b. Marketing Support: For each Rental Picture, Copies of which are leased to Blockbuster under this Agreement, * grants to Blockbuster an allowance for cooperative advertising and market development funds equal to * of the aggregate of the Upfront Fees, * share of Rental Revenues (after all deductions for Bad Debt and Promotional and Operational Credits) and * PVT Share received by * with respect to such Rental Picture (the "Marketing Support Funds"). Such Marketing Support Funds shall be available solely for advertising Rental Pictures in compliance with * published advertising conditions, including without limitation, those contained in Exhibit F * attached hereto and made a part hereof. * shall have the right to audit Blockbuster's use of the Marketing Support Funds as provided in Paragraph 6 below.

            C. Shipping: Assuming Blockbuster is not in Default under this Agreement as defined in Paragraph 10 hereof, * will deliver the Copies to the Distribution Center at least three (3) weeks prior to Video Street Date per Rental Picture but shall use reasonable commercial business efforts to deliver the Copies four (4) weeks prior to Video Street Date per Rental Picture.

6. AUDIT:

      During the Term and continuing until the date six (6) months following the date of expiration or earlier termination of this Agreement, Blockbuster agrees that *, with twenty-four (24) hours advance written notice, may conduct, during normal business hours: (a) a reasonable number of audits per year of Blockbuster's business operations and records relating to performance under this Agreement at the Blockbuster Headquarters; and (b) a reasonable number of audits per year, to be conducted Monday through Wednesday only, of business operations and records at Participating Stores, solely pertaining to the Copies leased by Blockbuster pursuant to

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this Agreement and limited to the information specified in Section 7 of Exhibit
C. Any additional audit request of information not provided for above including, without limitation, any audit of Bad Debt or Promotional and Operational Credits shall be performed by Blockbuster's certified public accountant on an annual basis. Any audits conducted pursuant to this section shall relate to Blockbuster's compliance with the terms of this Agreement and shall not unreasonably interfere with Blockbuster's daily business operations. Within six
(6) business days following * or its designee's reasonable request, Blockbuster shall deliver to * or its designee (including an on-site auditor for either) a list of every Rental Picture, Copies of which are leased to Blockbuster under this Agreement, the number and location of each Copy of each Rental Picture in each Participating Store and in the Distribution Center, and, if such Copy is rented to a consumer, the Participating Store from which such Copy was rented. * agrees that the data and other information collected by * may be used by * only in connection with such audits to fulfill * commitments under this Agreement. If any such audit establishes a material breach of this Agreement, Blockbuster shall promptly pay any deficiency (to the extent such amount is disputed) and the reasonable cost to conduct such audit.

7. * REPRESENTATION AND WARRANTIES:

      * represents and warrants that:

      a. It is a corporation organized and existing under the laws of the * with its principal place of business in the *.

      b. * is the proper entity to be entering into this Agreement and performing its respective obligations provided hereunder.

      c. The undersigned has the full right, power and authority to sign this Agreement on behalf of *.

      d. The execution, delivery and performance of this Agreement does not and will not, violate any provisions of * articles or certificates of incorporation and bylaws, or any contract or other agreement to which * is a party.

      e. There is no broker, finder or intermediary involved in connection with the negotiations and discussions incident to the execution of this Agreement, and no broker, finder or intermediary who might be entitled to a fee, commissions or any other payment upon the consummation of the transactions contemplated by this Agreement.

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      f. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of * enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

      g. Copies shall be new and unused and comparable in quality to other videocassette units being sold by * in rental distribution channels.

8. BLOCKBUSTER'S REPRESENTATIONS AND WARRANTIES:

      Blockbuster represents and warrants that:

      a. It is a corporation organized and existing under the laws of the State of Delaware, with its principal place of business in the State of Texas.

      b. Blockbuster Inc. is the proper entity to be entering into this Agreement and performing its respective obligations provided hereunder.

      c. The undersigned has the full right, power and authority to sign this Agreement on behalf of Blockbuster.

      d. The execution, delivery and performance of this Agreement does not and will not, violate any provisions of Blockbuster's articles or certificates of incorporation and bylaws, or any contract or other agreement to which Blockbuster is a party.

      e. There is no broker, finder or intermediary involved in connection with the negotiations and discussions incident to the execution of this Agreement, and no broker, finder or intermediary who might be entitled to a fee, commissions or any other payment upon the consummation of the transactions contemplated by this Agreement.

      f. This Agrement has been duly executed and delivered and constitutes the legal, valid and binding obligation of Blockbuster enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

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9. INDEMNIFICATION:

            (i) * agrees to, at all times, defend, indemnify and hold Blockbuster, its parent company, their affiliates, subsidiaries, franchisers and the officers, directors, agents and employees of each, harmless from and against any and all claims, suits, damages, losses, liabilities, obligations, fines, penalties, costs and expenses (whether based on libel, slander, invasion of privacy, breach of contract, product liability, patent, trademark, license or copyright infringement or otherwise), including legal fees and expenses, of whatever kind or nature (collectively, "Loss"), arising out of or based on (a) a breach or violation of this Agreement by * or any failure by * to perform any of the agreements, terms, covenants, conditions, representations or warranties of this Agreement to be performed by *; (b) the content of any Copy of a Rental Picture leased by Blockbuster pursuant to this Agreement; or (c) negligent acts or omissions by * its employees and/or agents.

            (ii) Blockbuster agrees to, at all times, defend, indemnify and hold *, its parent company, their affiliates, subsidiaries and the officers, directors, agents and employees of each, harmless from and against any Loss, arising out of or based on (a) a breach or violation of this Agreement by Blockbuster or any failure by Blockbuster to perform any of the agreements, terms, covenants, conditions, representations or warranties of this Agreement to be performed by Blockbuster; (b) Blockbuster's distribution of Copies including the use of advertising materials not supplied by * and the actual rental and/or retail sale thereof; or (c) negligent acts or omissions by Blockbuster, its employees and/or agents.

            (iii) The Indemnified Party shall give written notice to the Indemnifying Party and the Indemnifying Party will promptly, at the Indemnified Party's request, assume and diligently conduct the entire defense of any suit or action, or the making of any claim as to which indemnity may be sought hereunder, including settlements and appeals, at the Indemnifying Party's sole cost and expense, and the Indemnifying Party shall pay and discharge any and all settlement amounts, judgments or decrees which may be rendered.

            (iv) The Indemnifying Party shall not, except with the consent of the Indemnified Party, consent to entry of any judgment or administrative order or enter into any settlement that (i) could affect the intellectual property rights or other business interest of the Indemnified Party; or
      (ii) does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability with respect to such claim or litigation.

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            (v) In the event that the Indemnifying Party is not asked or does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand, and shall be entitled to settle or agree to pay in full such claim or demand, in its sole discretion without releasing any obligation or liability of the Indemnifying Party.

10. TERMINATION:

      The non-defaulting party may terminate this Agreement if a Default, as defined below, by the other party has occurred and is continuing by giving written notice to the defaulting party. The term "Default" shall mean any of the following: (a) failure by a party to comply with or perform any provision or condition of this Agreement that results in a material breach of this Agreement and, if such material breach can be cured, continuance of such failure for thirty (30) days after written notice to such party (if cure is not practicable, the thirty (30) day notice period is not required); (b) a party becomes insolvent, is unable to pay its debts as they mature or is the subject of a petition in bankruptcy, whether voluntary or involuntary, or of any other proceeding under bankruptcy, insolvency or similar laws; or makes an assignment for the benefit of creditors; or is named in, or its property is subject to a suit for appointment of a receiver; or is dissolved or liquidated; or (c) any material warranty or representation made in this Agreement is breached, false or misleading in any material respect. In the event of such termination, the non-defaulting party shall be entitled to pursue any and all remedies provided in law and recover any damages it may have suffered by reason of such Default, provided however, that * expressly waives its right to seek equitable relief including, without limitation, seeking injunctive relief. * acknowledges that no specification of a particular legal or equitable remedy by Blockbuster shall be construed as a waiver, prohibition or limitation of any legal or equitable remedies in the event of a breach of this Agreement. Upon Default, any Copies in Blockbuster's possession at time of termination shall continue to be leased under the terms of this Agreement until such Copies are returned to * or sold by Blockbuster in accordance with the terms and conditions of this Agreement.

11. REMEDIES: No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise, and except as otherwise expressly provided for herein, each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise and no provision hereof shall be construed so as to limit any party's available remedies in the event of a breach by the other party hereto. The election of any one or more of such remedies by any of the parties hereto shall not constitute a waiver by such party of the right to pursue any other available remedies.

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12. MISCELLANEOUS:

      12.1 FORCE MAJEURE: Neither party shall be considered in default of this Agreement or be liable for damages, for any failure of performance hereunder occasioned by an act of God, force of nature, war or warlike activity, insurrection or civil commotion, labor dispute, transportation delay, governmental regulatory action whether or not with proper authority or other cause similar or dissimilar to the foregoing and beyond its reasonable control, provided the party so affected gives prompt notice to the other. In the event of a suspension of any obligation by reason of this section which extends beyond ten (10) days, the party not affected may, at its option, elect to cancel those aspects of this Agreement which are reasonably feasible to terminate. Such cancellation shall be effective thirty (30) days after written notice of such cancellation has been given to the other party.

      12.2 NOTICE: Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given and received on the date of delivery or on the third (3rd) business day following the day of mailing of the same, or on the day of transmission by telecopier or other form of recorded communication service of the same, as the case may be to the party to be notified at the addresses set forth below:

If to Blockbuster:            Blockbuster Inc.
                              1201 Elm Street, 21st Floor
                              Dallas, Texas  75270
                              Attn:  General Counsel
                              cc:  Chief Executive Officer

If to *:                      *
                              *
                              *
                              Attn:  *

or such other address as may be designated by either party by written notice to the other as hereinabove provided.

      12.3 ENTIRE AGREEMENT: This Agreement, together with all Exhibits attached hereto, represents the entire agreement and understanding between the parties with respect to the subject matter of this Agreement, and supersedes any other agreement or understanding, written or oral, that the parties hereto may have had with respect thereto. No statement or inducement

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with respect to the subject matter by either party or by any agent or representative of either party which is not contained in this Agreement shall be valid or binding between the parties.

      12.4 RELATIONSHIP OF PARTIES: The parties are independent contractors, and nothing in this Agreement shall be deemed or construed to create, or have been intended to create a partnership, joint venture, employment or agency relationship between the parties. Each party agrees that it neither has nor will give the appearance or impression of possessing the legal authority to bind or commit any other party in any way except as provided in this Agreement.

      12.5 EFFECT OF HEADINGS: The headings and subheadings of the sections of this Agreement are inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the agreements, terms, covenants and conditions of this Agreement in any manner.

      12.6 CONSTRUCTION: This Agreement has been fully reviewed and negotiated by the parties and their respective legal counsel. Accordingly, in interpreting this Agreement, no weight shall be placed upon which party or its counsel drafted the provision being interpreted.

      12.7 SEVERABILITY: If any term or provision of this Agreement shall be found to be void or contrary to law, such term or provision shall, but only to the extent necessary to bring this Agreement within the requirements of law, be deemed to be severable from the other terms and provisions of this Agreement, and the remainder of this Agreement shall be given effect as if the parties had not included the severed term herein.

      12.8 AMENDMENTS: No provision of this Agreement may be modified, waived or amended except by a written instrument duly executed by each of the parties. Any such modifications, waivers or amendments shall not require additional consideration to be effective.

      12.9 COUNTERPARTS: This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      12.10 IMPLIED WAIVER: Any failure on the part of either party to insist upon the performance of this Agreement or any part of this Agreement, shall not constitute a waiver of any right under this Agreement.

      12.11 ASSIGNMENT: * may not assign its rights or delegate its obligations under this Agreement except to a parent, subsidiary or Affiliate, without Blockbuster's prior written

----------

* Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

consent. Any attempted assignment, sublicense, transfer, encumbrance or other disposal by * (other than as permitted by this Paragraph 12.11) without such consent shall be void and shall constitute a material breach of this Agreement. "Transfer" within the meaning of this Section 12.11 shall include any merger or consolidation involving *, any sale or transfer of all or substantially all of *'s assets and any transaction or series of related transactions resulting in the transfer of thirty percent (30%) or more of the voting stock of *. Blockbuster may assign its rights and obligations under this Agreement, provided that the assignment is coextensive with an assignment of the video rental business of Blockbuster and the obligations of Blockbuster under this Agreement are assumed with any assignment (including where applicable the required use of the Blockbuster trademarks).

      12.12 SURVIVAL: All representations, warranties and indemnities made herein shall survive the termination of this Agreement and shall remain in full force and effect. All of a party's rights and privileges, to the extent they are fairly attributable to events or conditions occurring or existing on or prior to the termination of this Agreement, shall survive termination and shall be enforceable by such party and its successors and assigns.

      12.13 CONFIDENTIALITY: Except as otherwise required by applicable federal and state laws, each party shall keep the information regarding the details of this Agreement confidential and restrict dissemination to each of its own personnel and to third parties to only a "need to know" basis, using the standard of care which each uses to protect its own information from disclosure during the Term of this Agreement and for two (2) years thereafter. The party disclosing confidential information to its own personnel and third parties shall require that these persons be bound by the confidentiality obligations set forth in this Agreement. In addition to the foregoing, both parties agree to keep all information provided hereunder in accordance with this Agreement confidential and any unauthorized disclosure shall be considered a material breach of this Agreement.

      12.14 GOVERNING LAW: This Agreement shall be construed in accordance with the laws of the * without regard to its rules on conflicts of law.

----------

* Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                  *                 BLOCKBUSTER INC.
-------------------------------

Name:             *                 Name:           Edward B. Stead
     --------------------------          --------------------------------

Signature: /s/    *                 Signature:    /s/ Edward B. Stead
          ---------------------               ---------------------------
Title:                              Title:                EVP
      -------------------------           -------------------------------

----------

* "Confidential material omitted and separately filed with the Commission under an application for confidential treatment".

                                    Exhibit A

                                     Matrix

                                 (See Attached)

                          Matrix of Base Units/Location
                                        *

----------

* Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

                                    Exhibit B

             Accounting calendar denoting timing of certain events.

                                    Exhibit C

                              Electronic Reporting

                                        *

----------

* "Confidential material omitted and separately filed with the Commission under an application for confidential treatment". Five pages have been omitted from Exhibit C.

                                    Exhibit D

      Average Minimum for Rental Pictures with a Video Street Date during the Period Commencing on the Effective Date and continuing through *.

                                        *

---------
* Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

                                    Exhibit E

      Average Minimum for Rental Pictures with a Video Street Date of * and thereafter during the Term of this Agreement.

                                        *

---------
* Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

                                    Exhibit F

                                        *

----------

* Confidential material omitted and separately filed with the Commission under an application for confidential treatment. Fifteen pages have been omitted from Exhibit F.